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EXHIBIT 11

                            NORSTAN, INC. AND SUBSIDIARIES

                STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

                       (In thousands, except per share amounts)


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                                             THREE MONTHS ENDED            SIX MONTHS ENDED
                                          --------------------------    ------------------------
                                           NOVEMBER 1,   NOVEMBER 2,     NOVEMBER 1,  NOVEMBER 2,
                                             1997          1996           1997          1996
                                          --------------------------    ------------------------
PRIMARY EARNINGS PER SHARE -

     Weighted average number of
       issued shares outstanding            9,566          9,122          9,510          8,968

Effect of:
     1986 Long-Term Incentive Plan            110            171             99            276
     1995 Long-Term Incentive Plan            180             30            110             15
     Restated Non-Employee Directors'
       Stock Plan                              21             82             18             98
     Employee Stock Purchase Plan               -             11              -             12
                                           ------         ------         ------         ------

Shares outstanding used to compute
  primary earnings per share                9,877          9,416          9,737          9,369
                                           ------         ------         ------         ------
                                           ------         ------         ------         ------

Net income                                 $3,102         $2,676         $5,097         $4,368
                                           ------         ------         ------         ------
                                           ------         ------         ------         ------

PRIMARY EARNINGS PER SHARE                 $  .31         $  .28         $  .52         $  .47
                                           ------         ------         ------         ------
                                           ------         ------         ------         ------


FULLY DILUTED EARNINGS PER SHARE -

     Weighted average number of shares
       used for primary earnings
       per share                            9,877          9,416          9,737          9,369

Effect of:
     1986  Long-Term Incentive Plan             8              4             10              2
     1995  Long-Term Incentive Plan            48              5             42              3
     Restated Non-Employee Directors'
       Stock Plan                               2              1              2              -
     Employee Stock Purchase Plan               1              2              3              -
                                           ------         ------         ------         ------

Shares outstanding used to compute
  fully diluted earnings per share          9,936          9,428          9,794          9,374
                                           ------         ------         ------         ------
                                           ------         ------         ------         ------

Net income                                 $3,102         $2,676         $5,097         $4,368
                                           ------         ------         ------         ------
                                           ------         ------         ------         ------

FULLY DILUTED EARNINGS PER SHARE           $  .31         $  .28         $  .52         $  .47
                                           ------         ------         ------         ------
                                           ------         ------         ------         ------

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